                                                                   EXHIBIT 10.22


                          Joint Development Agreement

                                     Between

                    Dow Corning Corporation & Tessera, Inc.

--------------------------------------------------------------------------------

       This Joint Development Agreement ("Agreement") is made and entered into by and between Tessera, Inc., a corporation organized under the laws of Delaware, having a principal place of business at 3099 Orchard Drive, San Jose CA 95134 (hereinafter "Tessera") and Dow Corning Corporation, a corporation organized under the laws of Michigan having a principal place of business at 2200 West Salzburg Road, Midland, MI 48686 and its wholly owned subsidiaries (as set forth in Appendix D) and its Affiliates (hereinafter "DCC"), on May 12, 1997 ("Effective Date") with reference to the following facts:

       WHEREAS, Tessera is in the business of developing and selling certain components useful in the fabrication of packages for microelectronic devices and has developed and is continuing to develop a network of Tessera Licensees for the production of such packages. In the development of such microelectronic packages, Tessera has also formulated certain materials for the improvement of such packages; and

       WHEREAS, DCC is in the business of developing and selling silicone materials and associated technology. DCC desires to manufacture materials for sale and transfer to Tessera and Tessera Licensees;

       NOW THEREFORE, the parties hereto agree as follows:

1.0    DEFINITIONS

1.1 "Technology" means know-how relating to design, formulation and use of silicone materials for the manufacture of microelectronic components, non-exclusively including Confidential Information, material specifications, chemical structure, current best method of manufacture and assembly, component specifications, design methods, process data, yields, reliability data, and other engineering data and test results.

1.2 "Improvement" means modifications, derivatives, improvements, improved formulation or enhanced specifications relating to the Specification Materials and arising out of Technology that may be made by either party hereto under the provisions and during the term of this Agreement or extension hereof. Notwithstanding, Licensee Improvements shall be excluded from the definition of Improvements.

1.3 "Licensee Improvement" means a modification to a Specification Material as requested by a Tessera Licensee that: (1) modifies such Specification Material in other than an aesthetic manner; and (2) was not earlier requested, in writing, by Tessera.

1.4 "Joint Invention" means a patentable invention invented by two (2) or more inventors prior to the expiration or termination of this Agreement, at the time of such invention at least one of such inventors being an employee of Tessera and at least one such inventors being an employee of DCC. For the purposes of this paragraph, the term "employee" shall mean those people who have an obligation to assign rights in patentable inventions to a respective party to this Agreement, including contract employees.


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TESSERA/DOW CORNING CONFIDENTIAL

1.5 "Confidential Information" includes all information disclosed prior to the expiration or termination of this Agreement by one party to another hereunder including, without limitation, ideas, inventions (whether patentable or not), designs, product concepts, improvements, manufacturing tolerances, quality standards, business strategies, forecasts, customer lists, product development plans and marketing plans provided, however, that such information is designated and marked as being confidential in nature by the disclosing party at the time of disclosure to the receiving party and provided further that such information, if disclosed orally, is reduced to writing, marked as being confidential, and delivered to the receiving party within thirty (30) days after such disclosure. Notwithstanding, Confidential Information shall not include any information which: (1) was lawfully in possession prior to receipt from disclosing party; (2) is or becomes a matter of public knowledge through no fault of the receiving party; (3) is lawfully obtained by the receiving party from a third party under no obligation of confidentiality; (4) is independently invented by the receiving party without reference to the disclosed Confidential Information; or (5) the receiving party receives prior written consent for disclosure of Confidential Information to a third party.

1.6 "Trade Secret" means Technology or information that is disclosed to the other party prior to the expiration or termination of this Agreement and that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by persons who can obtain economic value from its disclosure or use; (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (iii) is disclosed to the other party and designated, in written form, as a trade secret. The parties acknowledge that they have been working together since September 1996 on Specification Materials and that certain Specification Materials that have been developed to date may have used the Trade Secret information of at least one of the parties. Tessera and DCC agree that Trade Secrets transferred prior to the Effective Date shall fall within the terms of this Agreement provided the respective parties identify such information to the other party within ninety (90) days of the Effective Date of this Agreement.

1.7 "Sample" means a sufficient quantity (as mutually agreed upon by the parties hereto) of a Specification Material from DCC to test and evaluate the material performance.

1.8 "Commercialization Date" means either the date of the first sale to Tessera or a Tessera Licensee or one (1) year from the date of the first shipment of a Sample to Tessera or a Licensee, which ever is earlier.

1.8A "TCC(R) Package" means a microelectronic device reading on or equivalent to one or more claims in a patent or patent application listed in Appendix F, as amended from time to time by written mutual agreement signed by both parties hereto.

1.9 "Specification Material" means a silicone material developed pursuant to this Agreement, for use by Tessera in a Tessera microelectronic package, which is manufactured by DCC to Tessera specifications or Tessera and DCC joint specifications and (i) sampled to Tessera within the term of this Agreement and qualified by Tessera for use in a Tessera TCC(R) Package within four (4) months of such sampling; or (ii) sampled to Tessera within the term of this Agreement and substantially similar to a material qualified by Tessera for use in a Tessera TCC(R) Package.

1.9A "General Specification Materials" means a silicone material which is (i) a Specification other than a Low Solvent Swell Material; or (ii) a product listed in Appendix E and substantially

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TESSERA/DOW CORNING CONFIDENTIAL

       similar products to such products listed in Appendix E which have been sampled to Tessera between September 1996 and the Effective Date of this Agreement.

1.10   "Low Solvent Swell Material" means a Specification Material which either
       (1) reads on or is equivalent to one or more of the claims in the patents resulting from the patent applications listed in Appendix C; or (2) is based upon Tessera's Trade Secret information related to Tessera's filler or filler treatment Technology.

1.11 "Tessera Licensee" means those parties Tessera has licensed to its patents for the manufacture of certain microelectronic packages and components therefor, namely TCC packages and TCMT materials, as listed in Appendix A and amended from time to time by Tessera in a written notification to DCC. Tessera agrees not to delete a Tessera Licensee from the list in Attachment A unless either: (1) the party in question has been found, by a court of competent jurisdiction, to be in violation of a license agreement between Tessera and such party; or (2) such party has not disputed a termination of their license by Tessera within thirty (30) days of such termination.

1.12 "Semiconductor Grade Material" means silicone material used in the packaging of microelectronic devices.

1.13 "Affiliate" means any company (1) of which more than fifty percent (50%) of the voting stock is owned or controlled by Dow Corning Corporation (the entity executing this agreement); and (2) agrees to be bound by the terms of this Agreement in a written memorandum signed by such company and by Tessera. A company shall be considered an Affiliate only so long as such majority ownership or control exists.

1.14 "Tessera Trademarks" includes, for the purposes of this Agreement, the following Tessera marks as further set forth in Appendix B: TESSERA, COMPLIANT CHIP, TCC, TCMT, (mu)BGA, Micro BGA and the TESSERA BLOCK LOGO as shown below:

       [LOGO]


2.0    SCOPE OF AGREEMENT

2.1 Low Solvent Swell Material Development. Tessera and DCC shall use reasonable efforts to use their respective Technology to develop Low Solvent Swell Materials for use by Tessera in Tessera TCC(R) Packages. Tessera shall use reasonable efforts to provide DCC with sufficient Tessera Technology to enable DCC to manufacture Samples of Low Solvent Swell Materials. Tessera shall notify DCC if Tessera uses reasonable efforts to provide a DCC competitor with sufficient Tessera Technology to enable such DCC competitor to manufacture Low Solvent Swell Materials. DCC shall use reasonable efforts to furnish Tessera with such Samples for test and evaluation within Tessera TCC(R) Packages. DCC shall also use reasonable efforts to provide Tessera with sufficient DCC Technology to aid in the test and evaluation of the material performance, as set forth in Paragraph 2.8. Further, DCC shall use reasonable efforts to modify any Low Solvent Swell Material or to supplement any material characteristic data when reasonably requested by Tessera.


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TESSERA/DOW CORNING CONFIDENTIAL

       It is understood and agreed that DCC may modify DCC commercial products for use by Tessera in a Tessera TCC(R) Package. If such modified products fall within the scope of Low Solvent Swell Materials, such modified products will be relabeled and such relabeled products will be subject to the restrictions of Paragraph 2.51. The original DCC commercial products and any modifications thereto (other than modifications made pursuant to the immediately preceding paragraph) are excluded from the definition of Low Solvent Swell Materials.

       It is understood and agreed that DCC may utilize current or future DCC technology or know-how to develop ingredients for silicone materials for use by Tessera. If such silicone materials fall within the scope of Low Solvent Swell Materials, such silicone materials will be subject to the restrictions of Paragraph 2.51. Such ingredients and silicone materials developed using DCC technology or know-how, other than silicone materials developed by DCC for use by Tessera in a Tessera TCC(R) Package, are excluded from the definition of Low Solvent Swell Materials.

2.2 General Specification Material Development. Tessera and DCC shall use reasonable efforts to use their respective Technology to develop General Specification Materials for use by Tessera in microelectronic packaging. Tessera shall use reasonable efforts to provide DCC with sufficient Tessera Technology to enable DCC to manufacture Samples of such General Specification Materials. DCC shall use reasonable efforts to furnish Tessera with such Samples for test and evaluation within Tessera's microelectronic packages. DCC shall use reasonable efforts to provide Tessera with sufficient DCC Technology to aid in the test and evaluation of the material performance, as set forth in Paragraph 2.8. Further, DCC shall use reasonable efforts to modify any General Specification Material or to supplement any material characteristic data when reasonably requested by Tessera.

       It is understood and agreed that DCC may modify DCC commercial products for use by Tessera in a Tessera TCC(R) Package. If such modified products fall within the scope of General Specification Materials, such modified products will be relabeled and such relabeled products will be subject to the restrictions of Paragraph 2.52. The original DCC commercial products and any modifications thereto (other than modifications made pursuant to the immediately preceding paragraph) are excluded from the definition of General Specification Materials.

       It is understood and agreed that DCC may utilize current or future DCC technology or know-how to develop ingredients for silicone materials for use by Tessera. If such silicone materials fall within the scope of General Specification Materials, such silicone materials will be subject to the restrictions of Paragraph 2.52. Such ingredients and silicone materials developed using DCC technology or know-how, other than silicone materials developed by DCC for use by Tessera in a Tessera TCC(R) Package, are excluded from the definition of General Specification Materials.

2.3 Samples to Tessera Licensees. DCC shall not provide Specification Materials or related information to Tessera Licensees unless a written, mutual agreement has been signed by both Tessera and DCC allowing DCC to sample or sell a particular Specification Material to a Tessera Licensee, provided that prior to any disclosure of Confidential Information DCC and the particular Tessera Licensee shall execute a non-disclosure agreement having no less protective terms for Confidential Information than the terms set forth in this Agreement.

2.4 Tessera Licensee Modifications. In the event that DCC makes a modification to a Specification Material as a result of a request from a Tessera Licensee and such modification falls under the


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TESSERA/DOW CORNING CONFIDENTIAL

       definition of a Licensee Improvement, DCC shall use reasonable efforts to obtain permission to send such improved Specification Material to Tessera for evaluation.

2.5    Lead-time

       2.51   Low Solvent Swell Material.

              (A) Except as provided in Paragraph 2.11 or Paragraph 2.51(B), for a period of [*] ([*]) [*] from the Effective Date of this Agreement, DCC will not ship a Low Solvent Swell Material to any party other than Tessera or a Tessera Licensee.

                     (B) For a period of [*] ([*]) [*] from the first sale (within the borders of any country that is a member of the European Economic Area) of each type of Low Solvent Swell Material (i.e. (i) encapsulants; (ii) compliant interposer pad material; and (iii) die attach/adhesives), DCC will not ship any such particular type of Low Solvent Swell Material to any other party, other than Tessera or a Tessera Licensee, who is doing microelectronic packaging or related business within the borders of any country that is a member of the European Economic Area. After each such: [*] ([*]) [*] period from such first sale of a particular type of Low Solvent Swell Material, DCC may ship such particular Low Solvent Swell Materials to any party doing business within the borders of any country that is a member of the European Economic Area.

       2.52 General Specification Material. Except with Tessera's permission, DCC will not supply General Specification Material to any other party other than Tessera or a Tessera Licensee for a period of [*] ([*]) [*] from the Commercialization Date of each Sample.

2.6 Exclusive Promotion. For a period of [*] ([*]) [*] from the Effective Date of this Agreement, Tessera will exclusively promote the Specification Materials in publications, licensee training and device qualifications so long as competitive materials are not substantially better for the particular packaging application, e.g. encapsulants, compliant interposer pads, die attach/adhesives, etc.

2.7 Confidential. Except as otherwise limited by paragraphs 1.5 and 5.1, all physical Samples of Specification Materials shall be treated as Confidential Information by Tessera and DCC until both Tessera and DCC agree to make such Samples non-confidential.

2.8 Test and Evaluation of Specification Materials. Tessera shall have full discretion as to the nature and extent of the testing, evaluation and performance of Specification Materials. However, DCC shall be apprised of and shall have an opportunity to comment on the tests being performed to establish the performance of the materials within Tessera microelectronic packages.

2.9 DCC Rights Outside of Semiconductor Grade Material Applications: Outside the area of microelectronic packaging applications, DCC may manufacture, use and sell Specification Materials without Tessera's permission so long as DCC does not knowingly subvert the general intent of this Agreement by such manufacture, use or sale. The terms in Paragraph 2.7 do not apply to the sampling of Specification Materials outside the area of microelectronic packaging applications, as set forth in this Paragraph 2.9.

2.10 Pricing. DCC shall use reasonable efforts to fulfill purchase orders for Specification Materials from Tessera, the pricing to Tessera for such Specification Materials shall be no greater than the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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TESSERA/DOW CORNING CONFIDENTIAL

       lowest price in effect at the time of delivery of such Specification Material of any Tessera Licensee for the same Specification Material container size. Tessera's purchases shall be subject to DCC's normal availability and allocation procedures. This Pricing paragraph shall remain effective and binding on DCC for: (1) General Specification
       Materials: [*] ([*]) [*] from the Effective Date; (2) Low Solvent Swell
       Materials: [*] ([*]) [*] from the Effective Date.

2.11 Marketing in Japan. Once a written mutual agreement has been signed by both parties pursuant to Paragraph 2.3, DCC may utilize Dow Corning Toray Silicone Company Ltd. (hereinafter "DCTS") to sample or sell such Specification Materials to Tessera Licensees within Japan so long as DCC does not knowingly subvert the general intent of this Agreement by such utilization of DCTS.

3.0    INTELLECTUAL PROPERTY

3.1    Trademarks.

       3.11 License to Tessera Trademarks. Subject to the terms and conditions set forth within this Agreement and DCC's agreement to the provisions hereof including all attachments hereto, Tessera hereby grants DCC a non-exclusive, non-transferable, non-sublicensable, non-royalty bearing license to use the Tessera Trademarks on printed materials for the marketing and promotion of Specification Materials to Tessera Licensees. This license of the Tessera Trademarks shall continue for the life of any Specification Material with which the Tessera Trademarks are used to market or promote such Specification Material at the termination of this Agreement. Tessera further warrants that DCC shall be the only silicone supplier authorized by Tessera to use such Tessera Trademarks for a period of two (2) years from the first Commercialization Date of each of the following types of Specification Materials: (1) encapsulants; (2) compliant interposer pad material; and (3) die attach/adhesives. DCC agrees that it will do nothing inconsistent with Tessera's ownership of the Tessera Trademarks and that all use of the Tessera Trademarks by DCC shall inure to the benefit of and be on behalf of Tessera. DCC further agrees that nothing in this Agreement shall give DCC any right, title or interest in the Tessera Trademarks other than the right to use the Tessera Trademarks in accordance with this Agreement for the marketing and promotion of Specification Materials to Tessera Licensees.

       3.12 Consent. DCC agrees that prior to using any Tessera Trademark in the marketing or promotion of a Specification Material, DCC shall seek Tessera's consent for each use of a Tessera Trademark. Tessera shall have thirty (30) days within which to object to each such proposed use of a Tessera Trademark. Any modification to a marketing or promotional item subsequent to Tessera's consent shall require a new consent from Tessera unless it follows a form of trademark use which may be set forth and/or modified by Tessera from time to time.

       3.13 Form of Use. All of the Tessera Trademarks, save for "TCMT" and "Micro BGA", are federally registered by the U.S. Trademark Office. As such, DCC shall use the "(R)" symbol adjacent the Tessera Trademarks in all titles and headings and other prominent uses of the Tessera Trademarks and shall also use its best efforts to use the "(R)" symbol on at least the first and most obvious use of each Tessera Trademark within any printed material.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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TESSERA/DOW CORNING CONFIDENTIAL

              "TCMT" and "Micro BGA" are common law trademarks of Tessera. As such, DCC shall use the "TM" symbol adjacent these marks in all titles and headings and other prominent uses of the TCMT or Micro BGA marks and shall also use its best efforts to use the "symbol on at least the first and most obvious use of each such mark within the text of any printed material.

              Each such marketing or promotional item shall further contain the following text: "_____ (List of the Tessera Trademarks used in the marketing item) are registered trademarks of Tessera, Inc." or a suitable variant thereof to account for a singular use of a Tessera Trademark. Further, DCC shall use its best efforts to use the Tessera Trademarks as modifiers in conjunction with generic nouns, e.g. the (mu)BGA(R) package.

3.2    Patents.

       3.21 Tessera Technology. Tessera hereby grants DCC a non-exclusive, non-transferable, non-sublicenseable, perpetual, royalty-free right to make, use and sell products embodying Tessera's Low Solvent Swell Material and associated Technology directed to such Low Solvent Swell Materials solely for the purpose of manufacturing Semiconductor Grade Materials for sale to Tessera and Tessera's Licensees for the packaging of microelectronic devices, as limited by the terms and provisions set forth in this Agreement.

              Further, Tessera hereby grants DCC a non-exclusive, non-transferable, non-sublicenseable, perpetual, royalty-free right to make, use and sell products embodying Tessera's Low Solvent Swell Material Technology and patents directed to such Low Solvent Swell Material Technology generally outside of the area of Semiconductor Grade Materials, as limited by the terms and provisions set forth in this Agreement.

       3.22 Apportionment of Patent Rights in Joint Inventions. DCC shall assign all Device Patents to Tessera: A Device Patent shall be deemed to be any U.S. patent, U.S. patent application, foreign patent or foreign patent application on a Joint Invention with claims drawn solely to Device Claims. A Device Claim shall be deemed to be any claim drawn to a microelectronic packaging device, a microelectronic component, a method of producing such devices or a method of producing such components. DCC shall assign all Use Patents in the area of microelectronic packaging to
              Tessera: A Use Patent in the area of microelectronic packaging shall be deemed to be any U.S. patent, U.S. patent application, foreign patent or foreign patent application on a Joint Invention with claims drawn solely to Use Claims. A Use Claim shall be deemed to be any claim drawn to a use of a Semiconductor Grade Material within: a microelectronic packaging device, a microelectronic component, a method of producing such devices or a method of producing such components. Tessera shall assign all Composition of Matter Patents to DCC. A Composition of Matter Patent shall be deemed to be any U.S. patent, U.S. patent application, foreign patent or foreign patent application on a Joint Invention with claims drawn solely to Composition of Matter Claims. A Composition of Matter Claim shall be deemed to be any claim drawn to a silicone product, intermediate or formulation: a method of preparing a silicone product, intermediate or formulation: or a method of delivering a silicone product, intermediate or formulation.

              When a Semiconductor Grade Material of a Use Claim of any Use Patent reads on any claim of any Composition of Matter Patent, then such Use Patent shall be deemed a


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TESSERA/DOW CORNING CONFIDENTIAL

       "Corresponding Use Patent" to such Composition of Matter Patent. Notwithstanding the immediately preceding paragraph regarding the apportionment of rights in joint patents, if (i) a Composition of Matter Patent is not obtainable in a particular country, despite reasonable efforts by DCC to obtain such patent in such country, and (ii) a Corresponding Use Patent is obtainable in such country, then: (a) DCC shall not be under an obligation to assign its rights in such Corresponding Use Patent in such country to Tessera; and (b) neither party shall license any third party to practice the invention of such Corresponding Use Patent without the other party's consent. However, neither party shall unreasonably withhold such consent. A refusal by either party to grant such consent is deemed reasonable if the prospective licensee refuses to pay a reasonable royalty to such party for the right to practice the invention of such Corresponding Use Patent.

       The ownership rights of all other patents and patent applications on Joint Inventions, including those patents and patent applications having both Device Claims and Composition of Matter Claims, shall be determined according to law of the United States.

       Tessera shall have a fully paid, non-royalty bearing, non-transferable, perpetual, non-sublicenseable right to use any silicone product, intermediate, formulation and any method of delivery of any silicone product, intermediate or formulation of any Joint Invention for the production or packaging of any microelectronic device.

       Nothing in this Agreement shall be construed as to curtail DCC's rights, to make, use, sell, license, and sub-license the technology of any Composition of Matter Patent in any and all areas outside of the area of microelectronic packaging.

       Tessera and DCC shall reasonably consult with one another with respect to drafting, timing for applying for, and prosecuting patent applications and enforcing the resulting patents on Joint Inventions. The parties hereto shall execute such documents and render such assistance as may be appropriate to enable a party or both parties hereto to apply for, obtain, maintain and enforce patents on Joint Inventions.

       DCC shall be solely responsible for fees associated with the filing, prosecution, maintenance and enforcement of all Composition of Matter Patents. Tessera shall be solely responsible for the fees associated with the filing, prosecution, maintenance and enforcement of all Device Patents. Tessera and DCC shall share equally in the costs associated with the filing, prosecution, maintenance and enforcement of all jointly owned patents on Joint Inventions. Either party may terminate responsibility for future financial obligations relating to jointly owned patents and jointly owned patent applications on Joint Inventions by relinquishing ownership rights in such Joint Inventions to the other party. If either party so relinquishes such ownership rights, the relinquishing party shall have a fully paid, non-royalty bearing, non-transferable, perpetual, non-sublicenseable right to make, use and sell the invention of the relinquished patent.

       Such apportioned Joint Invention rights shall not include any right of license by implication with respect to any portion of the other party's Technology or unrelated patents.


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TESSERA/DOW CORNING CONFIDENTIAL

4.0    TECHNICAL EXCHANGE MEETINGS AND REPORTS

4.1 DCC agrees to provide written reports and technical updates on DCC's Improvements on at least a quarter-year basis to Tessera during the term of this Agreement at mutually agreed scheduled technical exchange meetings.

4.2 Tessera agrees to provide written reports and technical updates on Tessera's Improvements on at least a quarter-year basis to DCC during the term of this Agreement at mutually agreed scheduled technical exchange meetings.

5.0    MANAGEMENT OF CONFIDENTIAL INFORMATION

5.1 Confidentiality Period. The respective duties to hold the Confidential Information in confidence shall expire five (5) years from the date of disclosure and shall not be used except in accordance with this Agreement.

5.2 Standard of Care. Tessera and DCC shall hold in confidence and protect the other party's disclosed Confidential Information using a degree of care at least equal to that exercised with their own valuable Confidential Information (but never less than a reasonable degree of care) and shall not disclose such Confidential Information to any third party provided that the receiving party may disclose Confidential Information or information derived therefrom to those of its employees or contract employees who: (1) have a need to know such information to achieve the purposes of this Agreement; (2) have been notified that such information is confidential; and (3) have executed a written agreement requiring employees and contract employees to safeguard confidential information generally. Both Tessera and DCC agree that there is a duty to promptly advise the disclosing party of any unauthorized disclosure or use of Confidential Information. In the event either party considers certain information, data or samples provided by the other party to be excluded from the above obligation of confidence and intends to make disclosure of such information to a third party, the receiving party shall give the disclosing party at least thirty (30) days prior written notice of the information to be disclosed and the basis upon which the information is believed to be excluded from the obligation of confidence.

5.3 Documentation Manager. Both DCC and Tessera shall designate a Documentation Manager to perform the task of logging and tracking the confidential documents transferred between the companies. If possible, each written transfer of confidential information will be copied by the parties to their respective Document Managers. Tessera's Documentation Manager is Christopher M. Pickett, Director of Intellectual Property and may be contacted at the Tessera fax and street address. DCC's Documentation Manager is Marlene Gladstone, Technical Service Specialist and may be contacted at Dow Corning Corporation, 910 Auburn Court, Fremont, CA 94538, facsimile number (510) 490-0650.

5.4 Employee Agreements. Both parties hereto represent that all of their employees, including contract employees, shall be under an obligation to assign ideas and inventions (by agreement or by operation of law) to their respective employer prior to having access to Confidential Information received hereunder.

5.5 Wrongful Disclosure of Confidential Information. If the owner of the Confidential Information believes that the other party to the Agreement has made a wrongful disclosure of Confidential Information, the owner shall send a written notification (by facsimile or one day courier to the other party detailing the wrongful disclosure. The other party will have thirty (30) days from the

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TESSERA/DOW CORNING CONFIDENTIAL

       transmission or mailing date of such notification to either provide an explanation why no wrongful disclosure has occurred or to mitigate the effects of the wrongful disclosure. It is understood and agreed by the parties that a wrongful disclosure of Confidential Information is considered a terminable breach of this Agreement at the option of the owner of the Confidential Information which was wrongfully disclosed.

6.0    MANAGEMENT OF TRADE SECRETS

6.1 Confidentiality Period of Trade Secrets. The respective duties to hold the Trade Secrets in confidence shall expire Thirty (30) years from the date of disclosure and shall not be used except in accordance with this Agreement.

6.2 Standard of Care. Tessera and DCC shall hold in confidence and protect the other party's disclosed Trade Secrets using a degree of care at least equal to that exercised with their own valuable Trade Secrets (but never less than a reasonable degree of care) and shall not disclose such Trade Secrets to any third party provided that the receiving party may disclose Trade Secrets or information derived therefrom to those of its employees who: (1) have a need to know such information to achieve the purposes of this Agreement; (2) have been notified that such information is confidential; and (3) have executed a written agreement requiring employees to safeguard confidential information generally. Both Tessera and DCC agree that there is a duty to promptly advise the disclosing party of any unauthorized disclosure or use of Trade Secrets. In the event either party considers certain information, data or samples provided by the other party to be excluded from the above obligation of confidence and intends to make disclosure of such information to a third party, the receiving party shall give the disclosing party at least thirty (30) days prior written notice of the information to be disclosed and the basis upon which the information is believed to be excluded from the obligation of confidence.

6.3 Documentation Manager. As stated in Paragraph 5.3, both DCC and Tessera shall designate a Documentation Manager to perform the task of logging and tracking the Trade Secret information and documents transferred between the companies. As of the Effective Date, each written transfer of Trade Secret information will be transferred first between the parties respective Documentation Managers. The receiving Documentation Manager will then control the dissemination of the disclosing party's Trade Secrets.

6.4 Wrongful Disclosure of Trade Secrets. If the owner of the Trade Secret believes that the other party to the Agreement has made a wrongful disclosure of Trade Secret, the owner shall send a written notification (by facsimile or one day courier) to the other party detailing the wrongful disclosure. The other party will have thirty (30) days from the transmission or mailing date of such notification to either provide an explanation why no wrongful disclosure has occurred or to mitigate the effects of the wrongful disclosure. It is understood and agreed by the parties that a wrongful disclosure of Trade Secret is considered a terminable breach of this Agreement at the option of the owner of the Trade Secret which was wrongfully disclosed.

7.0    TERM & TERMINATION

7.1 Term. This Agreement shall bind the parties beginning on the Effective Date and, unless earlier terminated as provided for elsewhere in this Agreement, shall remain in full force until it automatically expires on the fourth (4th) anniversary of the Effective Date, provided that Tessera and DCC may extend the Agreement by mutual written consent, dated and signed by both parties hereto.

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TESSERA/DOW CORNING CONFIDENTIAL

7.2 Written Termination. After the first anniversary of the Effective Date, either party to this Agreement may terminate the Agreement at will by giving the other party sixty (60) days written notice. Upon such termination, the cooperative development efforts will cease; however, Tessera and DCC will continue to be bound by the terms of this Agreement, as set forth in Paragraph 7.5.

7.3 Termination for Breach. Either party may terminate this Agreement by giving the other party sixty (60) days prior written notice upon the breach of any material provision of this Agreement by such other party. Such termination shall become effective if the breach is not cured within sixty (60) days after written notice thereof to the party responsible for such breach.

7.4 Return of Confidential Information and Components. Upon termination of this Agreement, both parties will use reasonable efforts to return or destroy all tangible Confidential Information, materials and components and partial components made under this Agreement, unless same have been paid for by Tessera. Confidential Information contained on data storage media shall be deleted therefrom. However, one copy of the Confidential Information may be retained in a restricted file for archival purposes, which file shall be kept in the custody of a single named employee, whose identity will be specified by notice to the other party hereto.

7.5 Survival Clause. Unless otherwise provided elsewhere in this Agreement, the following provisions shall survive the termination or expiration of this Agreement:


       7.51   Paragraphs 2.3, 2.4, 2.5 et seq., 2.6, 2.7, 2.9, and 2.10.

       7.52 Paragraph 3.0 et seq. unless such termination is a result of Paragraph 7.3, in which case the rights and licenses granted in Paragraphs 3.1 et seq. and 3.21 shall be terminated.

       7.53   Paragraph 5.0 et seq., Management of Confidential Information.

       7.54   Paragraph 6.0 et seq., Management of Trade Secrets.

       7.55   Paragraph 8.0, No Warranties.

       7.56   Paragraph 9.0, Limitation on Damages.

       7.57   Paragraph 10.0 et seq., Miscellaneous.

8.0    NO WARRANTIES

       Tessera and DCC acknowledge and agree that the rights and licenses, Technology and Specification Materials granted or otherwise provided hereunder are provided to the other party "AS IS", with no warranty of any kind. TESSERA and DCC MAKE NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS OR NONINFRINGEMENT. Tessera and DCC make no warranty that the Technology or Specification Materials will be sufficient or yield any particular result.

9.0    LIMITATION ON DAMAGES:

TESSERA/DOW CORNING CONFIDENTIAL

       IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY) FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR LIQUIDATED DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

10.0   MISCELLANEOUS: The following additional terms shall apply to this
       Agreement:

10.1 Governing Law & Dispute Resolution. The parties further agree this Agreement shall be governed by and construed under the laws of the State of California, irrespective of choice of law provisions. Both parties shall use their best efforts to resolve by mutual agreement any disputes, controversies, claims or difference which may arise from, under, out of or in connection with this Agreement. Disputes arising directly under the terms of this Agreement or the grounds for termination thereof shall be resolved as follows: (1) First, within forty-five (45) days of the first notification of such a dispute, the management of both parties shall meet to attempt to resolve such disputes; (2) If the disputes cannot be resolved by the management within the forty-five (45) days set forth above, either party may then make a written demand for binding arbitration of the dispute. Subject to the terms of this arbitration provision, the rules of the arbitration shall be agreed upon by the Parties prior to the arbitration and based upon the nature of the disagreement. To the extent that the Parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the Effective Date of this Agreement, and except as the applicable rules are modified by this Agreement, shall apply. The proceedings shall be held in San Jose, California, U.S.A. under the auspices of the AAA. As a minimum set of rules in the arbitration the Parties agree as follows:

       (1) The arbitration shall be held by single arbitrator mutually acceptable to both Parties. If the Parties cannot agree on a single arbitrator within thirty (30) days from the date written demand is made, each Party shall identify one independent individual who shall meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional thirty
              (30) days, one shall be appointed by the AAA. The arbitrator shall be at least generally knowledgeable regarding the use of materials in the packaging of microelectronics;

       (2) Neither Party shall sue the other where the basis of the suit is within the scope of this section except for enforcement of the arbitrator's decision in the event that the other Party is not performing in accordance with the arbitrator's decision;

       (3) Any arbitration proceeding hereunder shall be conducted on a confidential basis;

       (4) The arbitrator shall apply the substantive laws of the State of California in interpreting and resolving disputes;

       (5) The Parties shall agree upon what, if any, discovery shall be permitted. If the Parties cannot agree on the form of discovery within thirty (30) days after the appointment of the arbitrator, then the arbitrator shall set forth the limits of discovery. In no event, however, shall any such discovery take more than three months from the date the limits of discovery have been defined;

       (6) The duty of the parties to arbitrate any dispute within the scope of this Arbitration provision shall survive the expiration or termination of this Agreement. The Parties specifically agree that any action must be brought, if at all, within two (2) years from the accrual of the cause of action;

       (7) The discretion of the arbitrator to fashion remedies hereunder shall be no broader than the legal and equitable remedies available to a court. This Arbitration provision shall

TESSERA/DOW CORNING CONFIDENTIAL

              govern if any conflict arises between this Arbitration provision and any other remedy terms in this Agreement;

       (8) Disputes as to the validity or scope of any patent shall not be subject to arbitration unless the party owning such patent consents to the arbitration. If such a dispute cannot be settled by agreement of the parties and the party owning the patent does not consent to arbitration, then such dispute shall be settled by a court of competent jurisdiction in the nation which issued the patent in question; and

       (9) The decision of the arbitrator shall be final and binding upon the parties hereto and the expense of the arbitration (including attorneys' fees) shall be paid as the arbitrator determines.

10.2 No Waiver. No failure or delay on either party in the exercise of any right or privilege hereunder shall operate as waiver thereof, nor shall any single or partial exercise of such right or privilege preclude other or further exercise thereof or any other right or privilege.

10.3 Export Regulations. Both parties shall comply with the laws and regulations of the government of the United States, and of any other country as applicable relating to the export of commodities and technical data, any direct product of such data, or any product received from the other party, to any proscribed country listed in such laws and regulations unless properly authorized by the appropriate government, and not knowingly export, or allow the export or re-export of any Technology or Confidential Information, or any system, component, item, material or package made under or using the foregoing, in violation of any restrictions, laws or regulations, or without all required licenses and authorizations, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the US Export Administration Regulations (or any successor supplement or regulations).

10.4 Modifications. All additions, modifications or waivers to this Agreement must be made in a writing signed by both parties and specifically referring to this Agreement.

10.5 Notices. All notices, required documentation, and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be given by facsimile transmission or by registered or certified letter to Tessera and DCC at the addresses and facsimile numbers set forth below:

          Tessera:          Tessera, Inc.
                            3099 Orchard Dr.
                            San Jose, California 95134
                            Facsimile No.: 408-894-0768
                            Attn.: Chief Executive Officer
          DCC:              Dow Corning Corporation
                            2200 West Salzburg Road
                            Auburn, MI 48611
                            Facsimile: (517) 496-6354
                            Attn.: General Patent Counsel

       Either Party may change its address and/or facsimile number by giving the other party notice of such new address and/or facsimile number. All notices if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received

TESSERA/DOW CORNING CONFIDENTIAL

       and the date three days after the same was posted and if given or made by facsimile transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

10.6 Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

10.7 Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, except when a party hereto either re-incorporates its business or sells substantially all of its assets to a single third party entity (not including a sale of assets pursuant to a bankruptcy proceeding).

10.8 Section Headings. The headings and captions used herein shall not be used to interpret or construe this Agreement.

10.9 Agreement Confidentiality. Tessera and Licensee agree that the terms of this Agreement are confidential (but not the existence of the Agreement) and shall not be disclosed to third parties without the prior consent of the other party.

10.10 Entire Agreement. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and supersedes all prior representations, warranties or agreements between the parties not contained in this Agreement. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Tessera, Inc

By: /s/  JOHN W. SMITH                    By:  /s/  LEON D. CROSSMAN
   ----------------------------              ---------------------------------
Print Name: John W. Smith                 Print Name: Dr. Leon D. Crossman
Title: President & CEO                    Title: Vice President & Executive
                                                 Director, Science & Technology
Date:     5/10/97                         Date:     5/12/97
     --------------------------                -------------------------------

                              [TESSERA LETTERHEAD]

                                                                 August 11, 1997

VIA FACSIMILE

Ms. Paula Lagatutta
Patent Attorney
Dow Corning Corporation

RE:  Extension to Paragraph 1.6 of the Joint Development Agreement

Dear Paula:

As discussed on the telephone on August 8, 1997, Tessera is requesting a retroactive extension to the obligation to identify Tessera's Trade Secret information transferred prior to the Effective Date of the Joint Development Agreement between Dow Corning Corporation and Tessera, Inc. ("Agreement"). The exact wording of the pertinent portion of the Agreement reads:

     1.6 "Trade Secret" means Technology or information that is disclosed to the other party prior to the expiration or termination of this Agreement and that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by persons who can obtain economic value from its disclosure or use;
     (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (iii) is disclosed to the other party and designated, in written form, as a trade secret. The parties acknowledge that they have been working together since September 1996 on Specification Materials and that certain Specification Materials that have been developed to date may have used the Trade Secret information of at least one of the parties. Tessera and DCC agree that Trade Secrets transferred prior to the Effective Date shall fall within the terms of this Agreement provided the respective parties identify such information to the other party within ninety (90) days of the Effective Date of this Agreement.

Tessera is requesting an extension to August 22, 1997 to further allow us to collect the trade secret information provided to Dow Corning prior to the Effective Date. If Dow Corning agrees to this extension, please have an authorized representative sign and date this letter below.

Best regards,

/s/ CHRIS PICKETT
------------------------
Chris Pickett
Director of Intellectual Property
Tessera, Inc.


Dow Corning Corporation

Signature: /s/ LEON D. CROSSMAN
          ------------------------------

Print Name:  LEON D. CROSSMAN
          ------------------------------

Date:        August 13, 1997
     -----------------------------------

                            [DOW CORNING LETTERHEAD]

                                                         LEGAL/PATENT DEPARTMENT

June 5, 1997

Chris Pickett
Tessera, Inc.
3099 Orchard Drive
San Jose, CA 95134

Dear Mr. Pickett:

     Dow Corning Toray Silicone Company, Ltd. (hereinafter "DCTS"), pursuant to paragraph 1.13 of the joint development agreement between Dow Corning Corporation and Tessera, Inc., having an effective date of May 12, 1997, amended effective June 3, 1997, and a copy of which is enclosed (hereinafter "Agreement"), hereby agrees to be bound by the terms of this Agreement.

     Please have an authorized officer of Tessera execute all three copies of this letter and return two copies to:

               Paula Lagattuta, Esq.
               Dow Corning Corporation
               Patent Department - Mail CO1232
               Midland, Michigan 48686-0994

     If there are any questions regarding this agreement, please contact Paula Lagattuta at (517) 496-5712.

ACCEPTED:                                         Very truly yours,

TESSERA, INC.                                     DOW CORNING CORPORATION

By: /s/ JOHN W. SMITH                             By: /s/ LEON D. CROSSMAN
   -------------------------------                   ---------------------------
                                                     LEON D. CROSSMAN
Typed Name:  JOHN W. SMITH                           V.P. & Executive Director
           ------------------------------            Science & Technology

Title:  President
      -----------------------------------

Date:  10-29-97                                    Date: June 16, 1997
     ------------------------------------                -----------------------


DOW CORNING TORAY SILICONE COMPANY, LTD

By:  /s/ MASAYOSHI SHIMOI
   --------------------------------------

Typed Name: Masayoshi Shimoi
           ------------------------------
       Managing Director, General Manager
Title: Mkt'g & Sales Div.
      -----------------------------------

Date:   September 11, 1997                                          ACCNO. 20328
     ------------------------------------